Exhibit 99.1

AFFILIATE AGREEMENT

THIS AFFILIATE AGREEMENT (the “Agreement”), dated as of March 30, 2009, between Union Bankshares Corporation, a Virginia corporation (“UBSH”), and each of the individuals or entities listed on Schedule A attached hereto (individually, a “Stockholder” and collectively, the “Stockholders”).

WHEREAS, the Boards of Directors of UBSH and First Market Bank, FSB, a federally chartered savings bank (“FMB”), have approved the business combination transaction whereby FMB will become a wholly-owned banking subsidiary of UBSH (the “Merger”), pursuant to the terms and conditions of the Agreement and Plan of Reorganization, dated as of March 30, 2009, between UBSH and FMB, and a related Plan of Merger (together referred to herein as the “Merger Agreement”);

WHEREAS, each of the Stockholders is the beneficial or registered owner of, and has the right to vote and dispose of the number of shares of FMB Common Stock or FMB Series A Preferred Stock (such terms as defined in the Merger Agreement) set forth opposite such Stockholder’s name on Schedule A (the “Shares”); and

WHEREAS, as a condition and inducement to UBSH entering into the Merger Agreement, the Stockholders, severally and not jointly, have agreed to support the Merger as provided in this Agreement.

NOW, THEREFORE, in consideration of the covenants, representations, warranties and agreements set forth herein and in the Merger Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

1.	Agreement to Vote.

At such time as FMB conducts a meeting of its stockholders, including any adjournment or postponement thereof or in any other circumstances upon which a vote, consent or other approval is sought to approve the Merger Agreement, each Stockholder, severally and not jointly, agrees to vote or cause to be voted all of such Stockholder’s Shares in favor of the Merger Agreement, unless (i) UBSH is in material default with respect to any covenant, representation, warranty or agreement with respect to it contained in the Merger Agreement, (ii) UBSH fails to recommend adoption of the Merger Agreement by its stockholders or withdraws, modifies or qualifies in any manner adverse to FMB such recommendation or (iii) UBSH stockholders fail to approve the Merger Agreement.

2.	Covenants of Stockholders.

Each Stockholder, severally and not jointly, covenants as follows:

(a) Restrictions on Transfer. Until the earlier of (i) the consummation of the Merger or (ii) the termination of the Merger Agreement in accordance with its terms, the Stockholder will not pledge, hypothecate, grant a security interest in, sell, transfer or otherwise dispose of or encumber any of the Shares owned by such Stockholder and will not enter into any agreement, arrangement or understanding (other than a proxy for the purpose of voting such Stockholder’s Shares in accordance with Section 1 hereof) which would during that term restrict, establish a right of first refusal to or otherwise relate to the transfer or voting of the Shares owned by such Stockholder.

(b) Other Acquisition Proposals. Until the earlier of (i) the consummation of the Merger or (ii) the termination of the Merger Agreement in accordance with its terms, the Stockholder will not directly or indirectly vote any Shares, or cause or permit any of the Shares to be voted, in favor of any Acquisition Transaction (as defined in the Merger Agreement) other than the Merger.

(c) No Breach. None of the execution and delivery of this Agreement nor the consummation by the Stockholder of the transactions contemplated hereby will result in a violation of, or a default under, or conflict with, any contract, loan and credit arrangements, Liens (as defined in Subparagraph 2(d) below), trust, commitment, agreement, understanding, arrangement or restriction of any kind to which the Stockholder is a party or bound or to which the Shares owned by the Stockholder are subject.

(d) No Liens. The Stockholder’s Shares and the certificates representing the Stockholder’s Shares are now, and at all times during the term hereof will be, held by the Stockholder, or by a nominee or custodian for the benefit of such Stockholder, free and clear of all pledges, liens, security interests, claims, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever (a “Lien”), except for (i) any Liens arising hereunder, and (ii) Liens, if any, which have been disclosed on Schedule B attached hereto and which will be released within a reasonable period of time after the closing of the Merger.

(e) Additional Shares. The provisions of Section 1 and Subparagraphs (a) through (d) of this Section 2 shall apply to all Shares currently owned and hereafter acquired except for shares of FMB Capital Stock (as defined in the Merger Agreement) held or acted upon in a fiduciary capacity, which shall not be subject to those provisions.

3.	No Prior Proxies.

Each Stockholder, severally and not jointly, represents, warrants and covenants that any proxies or voting rights previously given in respect of the Stockholder’s Shares are not irrevocable, and that any such proxies or voting rights are hereby irrevocably revoked.

4.	Certain Events.

Each Stockholder, severally and not jointly, agrees that this Agreement and the obligations hereunder shall attach to the Stockholder’s Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Stockholder’s Shares shall pass, whether by operation of law or otherwise, including the Stockholder’s successors or assigns. In the event of any stock split, stock dividend, merger, exchange, reorganization, recapitalization or other change in the capital structure of FMB affecting the Shares, or the acquisition of additional securities of FMB, the number of Shares subject to the terms of this Agreement shall be if appropriately adjusted, and this Agreement and the obligations hereunder shall attach to any additional securities of FMB issued to or acquired by the Stockholder.

5.	Securities Act of 1933.

Each Stockholder, severally and not jointly, agrees not to sell, transfer or otherwise dispose of the shares of Continuing Corporation Common Stock (as defined in the Merger Agreement) which such Stockholder will receive in connection with the Merger, unless such sale, transfer or disposition (i) is in compliance with Rule 145 promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), (ii) is registered with the SEC under the Securities Act pursuant to the Registration Rights Agreement (as defined in the Merger Agreement) or otherwise, (iii) is a bona fide gift transaction, (iv) is exempt from registration under the Securities Act, (v) is a pledge to secure an obligation of such Stockholder, or (vi) is a transfer to an FMB Affiliate (as defined in the Merger Agreement) of the Stockholder. In connection with any sale, transfer or disposition identified in clauses (iii) through (vi) in the preceding sentence, at the time a Stockholder (or his or its representative) presents to UBSH or its transfer agent, as the case may be, certificate(s) representing shares of Continuing Corporation Common Stock, the Stockholder shall also present such documents identifying the type of sale, transfer or disposition as may be necessary for UBSH or its transfer agent to assist in effecting such transaction.

6.	Capacity Only as a Stockholder.

This Agreement relates solely to the capacity of each Stockholder as a stockholder or other beneficial owner of the Shares and shall not affect or prevent the exercise by such Stockholder of his responsibilities as a director or officer of FMB. The term “Shares” shall not include any securities beneficially owned by the Stockholder as a trustee or fiduciary, and this Agreement is not in any way intended to affect the exercise by the Stockholder of its or his fiduciary responsibility in respect of any such securities.

7.	Termination.

This Agreement shall terminate upon the termination of the Merger Agreement. If this Agreement is terminated, it shall forthwith become null and void; and there shall be no liability or obligation on the part of any Stockholder, or FMB or UBSH or their respective officers or directors, except that nothing in this Section 7 shall relieve any party hereto from any liability for breach of this Agreement before such termination.

8.	Specific Performance.

The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by the applicable party hereto in accordance with their specific terms or were otherwise breached. Each of the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by the other and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which it is entitled at law or in equity. Each party hereto waives the posting of any bond or security in connection with any proceeding related thereto.

9.	Amendments.

This Agreement may not be modified, amended, altered or supplemented except by execution and delivery of a written agreement by all of the parties hereto.

10.	Governing Law.

This Agreement shall in all respects be governed by and construed in accordance with the laws of the Commonwealth of Virginia without regard to the conflict of law principles thereof.

11.	Benefit of Agreement; Assignment.

This Agreement shall be binding upon and inure to the benefit of, and shall be enforceable by, the parties hereto and their respective personal representatives, successors and assigns, except that the parties hereto may not transfer or assign any of their respective rights or obligations hereunder without the prior written consent of the other parties.

12.	Counterparts.

This Agreement may be executed in one or more counterparts, and by the different parties in separate counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

[Signatures on following page]

IN WITNESS WHEREOF, Union Bankshares Corporation and each of the Stockholders have caused this Agreement to be duly executed as of the day and year first above written.

UNION BANKSHARES CORPORATION

By:	/s/ G. William Beale
G. William Beale
President and Chief Executive Officer

STOCKHOLDERS

/s/ James E. Ukrop
James E. Ukrop

/s/ Robert S. Ukrop
Robert S. Ukrop

/s/ Ukrop’s Services, L.C.
Ukrop’s Services, L.C.

/s/ Ukrop’s Thrift Holdings, Inc.
Ukrop’s Thrift Holdings, Inc.

/s/ Markel Corporation
Markel Corporation

SCHEDULE A

Name	Class A Common Stock
James E. Ukrop	44.545

Robert S. Ukrop	44.545

Ukrop’s Services, L.C.	20.000

Markel Corporation	435.041

Total	544.131

Name	Class B Common Stock
Ukrop’s Thrift Holdings, Inc.	490

Total	490

Name	Series A Preferred Stock
Markel Corporation	100

Total	100